Exhibit 10.56

2004 Annual Salary Information for Chief Executive Officer and Named Executive Officers

The following table sets forth as of March 1, 2005, the chief executive officer and each named executive officer’s current annual salary:

Named Executive Officer	Salary
Larry C. Glasscock	$1,081,600
Keith R. Faller	$600,000
Thomas G. Snead Jr.	$560,000
David R. Frick	$535,000
Michael L. Smith	$535,000

The named executive officers were determined based on salary and annual bonus for 2004 as required by the Instructions to Item 402(a)(3) of Regulation S-K.